FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 30, 2002
(date of earliest event reported July 30,2002)

Commission File Number:  0-11596


ExperTelligence, Inc.
(Exact name of registrant as specified in its charter)

California                                     95-3506403
(State or Other Jurisdiction of            (I.R.S. Employer
     Incorporation)                        Identification No.)

25 East Ortega Street, Santa Barbara, California 93010
(Address of principal executive offices and zip code)


Registrant's telephone number:  (805) 962-2558

Item 5 - OTHER EVENTS
On July 30, 2002, Expertelligence (the "Company") announced that it will attempt to raise $250,000 in capital by means of a private placement of the Company's common stock. The company has produced a private placement memorandum which includes a business plan that describes a significantly altered business model from previous plans, and that memorandum is available to shareholders and qualified investors who request a copy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 30, 2002
ExperTelligence, Inc.
By: /s/ William Urschel
Name: William Urschel
Title: CEO


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